EXHIBIT 99.1

Noble Corporation 13135 Dairy Ashford, Suite 800 Sugar Land, Texas 77478
PRESS RELEASE

NOBLE CORPORATION REPORTS
FIRST QUARTER 2021 RESULTS

•Successfully completed balance sheet restructuring on February 5, 2021

•Announced acquisition of Pacific Drilling in March and closed on April 15, 2021

•Revenue backlog of $1.5 billion as of March 31, 2021

SUGAR LAND, TEXAS, May 4, 2021 - Noble Corporation (“Noble” or the “Company”) today reported first quarter 2021 results.

	Successor	Predecessor
(stated in millions, except per share amounts)	Period from Feb 6, 2021-Mar 31, 2021	Period from Jan 1, 2021-Feb 5, 2021	Three months Ended Dec 31,2020	Three months Ended Mar 31, 2020
Total Revenue	$92	$77	$203	$281
Contract Drilling Services Revenue	85	74	195	267
Net Income (Loss)	(18)	250	(2,823)	(1,063)
Adjusted EBITDA*	6	22	57	91
Adjusted Net Loss	(27)	(1)	(25)	(86)
Diluted Earnings (Loss) Per Share	(0.36)	0.98	(11.24)	(4.25)
Adjusted Diluted Loss Per Share*	(0.54)	—	(0.10)	(0.34)
Contract Drilling Services Backlog	1,543	NM	1,612	1,524

* A Non-GAAP supporting schedule is included with the statements and schedules attached to this press release and can be found at www.noblecorp.com.
MORE

Robert W. Eifler, President and Chief Executive Officer of Noble Corporation, stated, “We are pleased with our first quarter results and the accomplishment of a number of important strategic objectives in the first part of 2021. In early February we completed our financial restructuring transactions and emerged with a much stronger financial foundation. In March we announced the acquisition of Pacific Drilling and expeditiously closed the transaction on April 15th. Pacific Drilling represents a highly strategic acquisition, which enhances our position in the ultra-deepwater market.”
Mr. Eifler continued, “ Noble celebrated its one-hundred-year anniversary a few weeks ago, and while the market environment has continually changed over the life of our company, Noble’s commitment to its core values does not waiver. I would like to personally thank all the men and women at Noble, both offshore and onshore, who remain focused every day on delivering best-in-class safety and operational performance for our customers.”
Noble emerged from Chapter 11 bankruptcy protection on February 5, 2021 (the “Effective Date”). Upon emergence, Noble adopted fresh-start accounting which resulted in Noble becoming a new reporting entity for accounting and financial reporting purposes. Accordingly, our financial statements and notes after the Effective Date are not comparable to our financial statements and notes prior to that date. As required by GAAP, results for the quarter must be presented separately for the predecessor period from January 1, 2021 through February 5, 2021 (the “Predecessor” period) and the successor period from February 6, 2021 through March 31, 2021 (the “Successor” period). However, the Company has combined certain results of the Predecessor and Successor periods as non-GAAP measures (“combined” results) to compare to prior periods for discussion purposes herein since we believe it provides the most meaningful basis to analyze our results.
On a GAAP basis, total revenue and net loss in the Successor period from February 6, 2021 to March 31, 2021 were $92 million and $18 million, respectively. Total revenue and net income in the Predecessor period from January 1, 2021 to February 5, 2021 were $77 million and $250 million, respectively. The Predecessor period includes a net reorganization gain of $252 million from January 1, 2021 to February 5, 2021.
On a non-GAAP basis, contract drilling services revenue for the combined first quarter of

2021 totaled $159 million compared to $195 million in the fourth quarter of 2020. The decrease in revenue was largely due to the Noble Lloyd Noble moving to the shipyard in February to prepare for its upcoming work in Norway, lower operating days on the Noble Sam Croft as it moved from its previous work in Suriname and joined the Commercial Enabling Agreement (the “CEA”) with ExxonMobil in Guyana in April, lower operating days on the Noble Roger Lewis as it was on standby for approximately four weeks in the first quarter, and lower revenue on the Noble Tom Prosser which was idle during the combined first quarter. Additionally, contract drilling services revenue for the combined first quarter included a reduction of $8 million related to the non-cash amortization of favorable customer contract intangibles which were recognized on the Effective Date. Marketed fleet utilization was 66% in the three months ended March 2021 compared to 70% in the fourth quarter.
Contract drilling services costs for the combined first quarter were $127 million compared to $125 million in the fourth quarter of 2020. Contract drilling margin decreased to 20 percent from 36 percent in the previous period.
Adjusted EBITDA for the three months ended March 2021 was $28 million compared to $57 million in the fourth quarter.
Operating Highlights
During the combined first quarter, the jackup Noble Sam Turner began a two-year contract with Total in Denmark and the Noble Lloyd Noble mobilized to the shipyard and began contract preparation work prior to its contract with Equinor in Norway which is scheduled to commence in the third quarter of 2021. After an approximately four-week standby period, the Noble Roger Lewis returned to dayrate for gas well work with Saudi Aramco in mid-March and the Noble Scott Marks is preparing to return to work in the second quarter of 2021 after its one-year suspension. The jackup Noble Hans Deul began its approximately 13-month contract with IOG in early April.
The Pacific Santa Ana is currently under contract with Petronas in Mauritania into the third quarter of 2021. In April, the Pacific Sharav commenced its contract with Murphy in the U.S. Gulf of Mexico, with firm term through the second quarter of 2022. The Pacific Khamsin is currently preparing for its contract with Petronas in Mexico, scheduled to commence in the third quarter of 2021. ExxonMobil also utilized the CEA to transfer term from the Noble Tom Madden, which now has contract coverage to the end of 2026, to the Noble Sam Croft, which now has contract coverage through the end of 2022.
Backlog and Capital Structure Update
At March 31, 2021, the Company’s estimated revenue backlog totaled approximately $1.5 billion, consisting of approximately $1.1 billion associated with the floating rig fleet and approximately $400 million with the jackup fleet. An estimated $568 million of the revenue backlog was attributable to the remainder of the year 2021.
At March 31, 2021, Noble had total liquidity of $603 million consisting of $116 million in cash and $487 million available under the Company’s revolving credit facility.
At emergence, Legacy Noble’s ordinary shares were cancelled and 50 million initial ordinary shares of the Company, which includes 6.5 million penny warrants that are economically equivalent to ordinary shares, were issued to Legacy Noble’s former bondholders. Certain former bondholders and former equity holders of Legacy Noble were also issued warrants to purchase shares of the Company. As part of the Pacific Drilling transaction, Noble issued 16.6 million new shares to the former equity holders of Pacific Drilling.
Outlook
Commenting on the Pacific Drilling acquisition and the state of the offshore drilling industry, Mr. Eifler added, “We are pleased to have completed the Pacific Drilling acquisition on an expedited timeline. The integration of Pacific Drilling’s high specification drillships into Noble’s operations is going well, and we are excited to have available drillship capacity again to better serve the needs of our customers. We are on track to achieve our synergy target of $30 million before the end of 2021, and in so doing, lowering our shorebased burden per rig across the consolidated fleet.”
Mr. Eifler continued, “We are optimistic about the market outlook and see a pipeline of interesting tender opportunities developing along with improving dayrates, especially in the floater market. We remain committed to maintaining a strong balance sheet and to capital discipline, and we look forward to continuing to execute on our strategy and build shareholder value.”
About Noble Corporation
Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Currently, Noble performs, through its subsidiaries, contract drilling services with a fleet of 24 offshore drilling units, consisting of 12 drillships and semisubmersibles and 12 jackups, focused largely on ultra- deepwater and high-specification jackup drilling opportunities in both established and emerging regions worldwide. Noble is an exempted company incorporated in the Cayman Islands with limited liability with registered office at P.O. BOX 31327, Ugland House, S. Church Street, Georgetown, Grand Cayman, KY1-1104. Additional information on Noble is available at www.noblecorp.com.

Forward-looking Disclosure Statement
This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this communication, including those regarding the effect, impact, and other implications of of our emergence from bankruptcy, rig demand, the offshore drilling market, oil prices, contract backlog, fleet status, our future financial position, business strategy, liquidity, borrowings under our credit facility or other instruments, sources of funds, future capital expenditures, contract commitments, dayrates, contract commencements, extension or renewals, contract tenders, plans and objectives of management for future operations, industry conditions, access to financing, impact of competition, worldwide economic conditions and timing, benefits or results of acquisitions or dispositions (including the benefits of the Pacific Drilling acquisition) are forward-looking statements. When used in this report, or in the documents incorporated by reference, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “shall” and “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this communication and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. We have identified factors, including, but not limited to, uncertainties relating to our emergence from bankruptcy, the ability to recognize the anticipated benefits of the Pacific Drilling acquisition, the effects of public health threats, pandemics and epidemics, such as the recent and ongoing outbreak of COVID-19, and the adverse impact thereof on our business, financial condition and results of operations (including but not limited to our growth, operating costs, supply chain, availability of labor, logistical capabilities, customer demand for our services and industry demand generally, our liquidity, the price of our securities and trading markets with respect thereto, our ability to access capital markets, and the global economy and financial markets generally), the effects of actions by, or disputes among OPEC+ members with respect to production levels or other matters related to the price of oil, market conditions, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, operating hazards and delays, risks associated with operations outside the US, actions by regulatory authorities, credit rating agencies, customers, joint venture partners, contractors, lenders and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, violations of anti-corruption laws, shipyard risk and timing, delays in mobilization of rigs, hurricanes and other weather conditions, and the future price of oil and gas, that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include those “Risk Factors” referenced or described in the Company’s most recent Form 10-K, Form 10-Q’s, and other filings with the Commission. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us.

Conference Call
Noble has scheduled a conference call and webcast related to its combined first quarter 2021 results on Wednesday, May 5, 2021, at 8:00 a.m. U.S. Central Time. Interested parties are invited to listen to the call by dialing 1-877-680-4232, or internationally 1-647-689-5432, using access code: 1637219, or by asking for the Noble Corporation conference call. Interested parties may also listen over the Internet through a link posted in the Investor Relations section of the Company’s Website.
A replay of the conference call will be available on Wednesday, May 5, 2021, beginning at 11:00 a.m. U.S. Central Time, through Wednesday, June 2, 2021, ending at 11:00 p.m. U.S. Central Time. The phone number for the conference call replay is 1-800-585-8367 or, for calls from outside of the U.S., 1-416-621-4642, using access code: 1637219. The replay will also be available on the Company’s Website following the end of the scheduled call.

For additional information, contact: Craig Muirhead
Vice President - Investor Relations and Treasurer
investors@noblecorp.com

NOBLE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Successor	Predecessor
	Period from	Period from
	February 6, 2021	January 1, 2021
	through	through	Three Months Ended
	March 31, 2021	February 5, 2021	March 31, 2020
Operating revenues
Contract drilling services	$84,629	$74,051	$267,364
Reimbursables and other	7,804	3,430	13,947
	92,433	77,481	281,311
Operating costs and expenses
Contract drilling services	79,981	46,965	161,145
Reimbursables	7,044	2,737	11,684
Depreciation and amortization	14,244	20,622	103,681
General and administrative	9,548	5,727	17,839
Loss on impairment	—	—	1,119,517
	110,817	76,051	1,413,866
Operating income (loss)	(18,384)	1,430	(1,132,555)
Other income (expense)
Interest expense, net of amounts capitalized	(6,895)	(229)	(70,880)
Interest income and other, net	8	399	(2,282)
Reorganization items, net	—	252,051	—
Income (loss) before income taxes	(25,271)	253,651	(1,205,717)
Income tax benefit (provision)	7,047	(3,423)	143,040
Net income (loss)	$(18,224)	$250,228	$(1,062,677)
Per share data
Basic:
Net income (loss)	$(0.36)	$1.00	$(4.25)
Diluted:
Net income (loss)	$(0.36)	$0.98	$(4.25)

NOBLE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Successor	Predecessor
	March 31, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$116,326	$343,332
Accounts receivable, net	178,942	147,863
Prepaid expenses and other current assets	59,327	111,089
Total current assets	354,595	602,284
Intangible assets	104,930	—
Property and equipment, at cost	1,178,688	4,777,697
Accumulated depreciation	(13,873)	(1,200,628)
Property and equipment, net	1,164,815	3,577,069
Other assets	70,528	84,584
Total assets	$1,694,868	$4,263,937
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$96,223	$95,159
Accrued payroll and related costs	36,615	36,553
Other current liabilities	70,177	86,639
Total current liabilities	203,015	218,351
Long-term debt	393,500	—
Other liabilities	95,791	117,331
Liabilities subject to compromise	—	4,239,643
Total liabilities	692,306	4,575,325
Commitments and contingencies
Total shareholders’ equity	1,002,562	(311,388)
Total liabilities and equity	$1,694,868	$4,263,937

NOBLE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Successor	Predecessor
	Period from	Period from
	February 6, 2021	January 1, 2021
	through	through	Three Months Ended
	March 31, 2021	February 5, 2021	March 31, 2020
Cash flows from operating activities
Net income (loss)	$(18,224)	$250,228	$(1,062,677)
Adjustments to reconcile net income (loss) to net cash flow from operating activities:
Depreciation and amortization	14,244	20,622	103,681
Loss on impairment	—	—	1,119,517
Amortization of intangible asset	8,459	—	—
Reorganization items, net	—	(280,790)	—
Changes in components of working capital
Change in taxes receivable	1,069	(1,789)	(120,838)
Net changes in other operating assets and liabilities	12,636	(33,719)	(40,493)
Net cash provided by (used in) operating activities	18,184	(45,448)	(810)
Cash flows from investing activities
Capital expenditures	(15,332)	(14,629)	(36,461)
Proceeds from disposal of assets, net	231	194	—
Net cash used in investing activities	(15,101)	(14,435)	(36,461)
Cash flows from financing activities
Issuance of second lien notes	—	200,000	—
Borrowings on credit facilities	—	177,500	110,000
Repayments of credit facilities	—	(545,000)	—
Debt issuance costs	—	(23,664)	—
Cash paid to settle equity compensation awards	—	—	(1,010)
Taxes withheld on employee stock transactions	—	(1)	(413)
Net cash provided by (used in) financing activities	—	(191,165)	108,577
Net increase (decrease) in cash, cash equivalents and restricted cash	3,083	(251,048)	71,306
Cash, cash equivalents and restricted cash, beginning of period	113,993	365,041	105,924
Cash, cash equivalents and restricted cash, end of period	$117,076	$113,993	$177,230

NOBLE CORPORATION AND SUBSIDIARIES
OPERATIONAL INFORMATION
(Unaudited)

	Average Rig Utilization

	Successor	Predecessor
	Period from	Period from
	February 6, 2021	January 1, 2021
	through	through	Three Months Ended	Three Months Ended
	March 31, 2021	February 5, 2021	March 31, 2020	December 31, 2020
Jackups	53%	58%	94%	61%
Floaters	83%	86%	58%	86%
Total	64%	68%	77%	70%

	Operating Days

	Successor	Predecessor
	Period from	Period from
	February 6, 2021	January 1, 2021
	through	through	Three Months Ended	Three Months Ended
	March 31, 2021	February 5, 2021	March 31, 2020	December 31, 2020
Jackups	342	252	1,082	676
Floaters	314	216	637	552
Total	656	468	1,719	1,228

	Average Dayrates

	Successor	Predecessor
	Period from	Period from
	February 6, 2021	January 1, 2021
	through	through	Three Months Ended	Three Months Ended
	March 31, 2021	February 5, 2021	March 31, 2020	December 31, 2020
Jackups	$83,472	$95,212	$131,253	$104,450
Floaters	205,242	231,745	196,759	224,831
Total	$141,752	$158,228	$155,526	$158,585

NOBLE CORPORATION AND SUBSIDIARIES
CALCULATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER SHARE
(In thousands, except per share amounts)
(Unaudited)

The following table presents the computation of basic and diluted income(loss) per share:

	Successor	Predecessor
	Period from	Period from
	February 6, 2021	January 1, 2021
	through	through	Three Months Ended
	March 31, 2021	February 5, 2021	March 31, 2020
Numerator:
Basic
Net income (loss)	$(18,224)	$250,228	$(1,062,677)
Diluted
Net income (loss)	$(18,224)	$250,228	$(1,062,677)
Denominator:
Weighted average shares outstanding - basic	50,000	251,115	250,047
Weighted average shares outstanding - diluted	50,000	256,571	250,047

Income (loss) per share
Basic:
Net income (loss)	$(0.36)	$1.00	$(4.25)
Diluted:
Net income (loss)	$(0.36)	$0.98	$(4.25)

NOBLE CORPORATION AND SUBSIDIARIES
NON-GAAP MEASURES AND RECONCILIATION

Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. The Company defines “Adjusted EBITDA” as net loss from continuing operations before income taxes; interest income and other, net; gain (loss) on extinguishment of debt, net; interest expense, net of amounts capitalized; loss on impairment; pre-petition charges; reorganization items, net; certain corporate legal matters; and depreciation and amortization expense. We believe that Adjusted EBITDA measure provides greater transparency of our core operating performance.
In order to fully assess the financial operating results, management believes that the results of operations, adjusted to exclude the following items, which are included in the Company’s press release issued on May 4, 2021, are appropriate measures of the continuing and normal operations of the Company:
(i)In the first quarter of 2020, an impairment on four of our rigs, certain capital spare equipment and discrete tax items;
(ii)In the fourth quarter of 2020, an impairment on 12 of our rigs, discrete tax items, and reorganization items.
(iii)In the period of January 1, 2021 to February 5, 2021, discrete tax items, and reorganization items. In the period of February 6, 2021 to March 31, 2021, merger and integration costs and discrete tax items.
These non-GAAP adjusted measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling cost, contract drilling margin, average daily revenue, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. Please see the following non-GAAP Financial Measures and Reconciliations for a complete description of the adjustments.

NOBLE CORPORATION AND SUBSIDIARIES
NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of Adjusted EBITDA	Successor	Predecessor
	Period from	Period from
	February 6, 2021	January 1, 2021
	through	through	Three Months Ended	Three Months Ended
	March 31, 2021	February 5, 2021	March 31, 2020	December 31, 2020
Income (loss) before income taxes	$(25,271)	$253,651	$(1,205,717)	$(2,844,179)
Interest expense, net of amounts capitalized	6,895	229	70,880	67
Interest income and other, net	(8)	(399)	2,282	(466)
Depreciation and amortization	14,244	20,622	103,681	90,477
Loss on impairment	—	—	1,119,517	2,795,891
Intangible contract amortization	8,459	—	—	—
Merger and integration costs	2,013	—	—	—
Reorganization items, net	—	(252,051)	—	14,916
Adjusted EBITDA	$6,332	$22,052	$90,643	$56,706

NOBLE CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of Income Tax Benefit (Provision)	Successor	Predecessor
	Period from	Period from
	February 6, 2021	January 1, 2021
	through	through	Three Months Ended	Three Months Ended
	March 31, 2021	February 5, 2021	March 31, 2020	December 31, 2020
Income tax benefit (provision)	$7,047	$(3,423)	$143,040	$21,459

Adjustments
Loss on impairment	—	—	(95,630)	(4,047)
Reorganization	—	2,500	—	—
Discrete tax items	(10,829)	(1,692)	(47,240)	(9,187)
Total Adjustments	(10,829)	808	(142,870)	(13,234)
Adjusted income tax benefit (provision)	$(3,782)	$(2,615)	$170	$8,225

Reconciliation of Net Loss	Successor	Predecessor
	Period from	Period from
	February 6, 2021	January 1, 2021
	through	through	Three Months Ended	Three Months Ended
	March 31, 2021	February 5, 2021	March 31, 2020	December 31, 2020
Net (loss) income	$(18,224)	$250,228	$(1,062,677)	$(2,822,720)

Adjustments
Loss on impairment, net of tax	—	—	1,023,887	2,791,844
Reorganization	—	(249,551)	—	14,916
Merger and integration costs	2,013	—	—	—
Discrete tax items	(10,829)	(1,692)	(47,240)	(9,187)
Total Adjustments	(8,816)	(251,243)	976,647	2,797,573
Adjusted net (loss) income	$(27,040)	$(1,015)	$(86,030)	$(25,147)

Reconciliation of Diluted EPS	Successor	Predecessor
	Period from	Period from
	February 6, 2021	January 1, 2021
	through	through	Three Months Ended	Three Months Ended
	March 31, 2021	February 5, 2021	March 31, 2020	December 31, 2020
Unadjusted diluted EPS	$(0.36)	$0.98	$(4.25)	$(11.24)

Adjustments
Loss on impairment	—	—	4.10	11.11
Reorganization	—	(0.97)	—	0.06
Merger and integration costs	0.04	—	—	—
Discrete tax items	(0.22)	(0.01)	(0.19)	(0.03)
Total Adjustments	(0.18)	(0.98)	3.91	11.14
Adjusted diluted EPS	$(0.54)	$—	$(0.34)	$(0.10)